Exhibit 3.38

ARTICLES OF ORGANIZATION

OF

GLASS PAVING AND STONE, LLC

The undersigned hereby forms and organizes a limited liability company pursuant to the Kentucky Limited Liability Company Act and adopts the following Articles of Organization of such limited liability company.

Article I

The name of the limited liability company is Glass Paving and Stone, LLC.

Article II

The name and street address of the registered agent is:

Mr. Henry Hinkle

395 North Middletown Road

Paris, KY 40361

Article III

The mailing address of the initial principal place of business of the limited liability company is:

2870 Jackson Highway

Glasgow, KY 42141

Article IV

The company shall be manager managed.

Article V

The duration a the limited liability company shall be perpetual, save and until its dissolution in accordance with the Kentucky Limited Liability Company Act and the operating agreement of the limited liability company.

Article VI

No member, manager, officer, employee or agent of the limited liability company shall be personally liable by reason of being a member, manager, officer, employee or agent of the limited liability company, under a judgment, decree or order of a court, agency or tribunal of any type, or in any manner, in this or any other state, or on any other basis, for a debt, obligation or liability of the limited liability company, whether arising in contract, tort or otherwise.

The status of a person as a member, manager, officer, employee, or agent of the limited liability company, shall not subject them to personal liability for the acts or omissions, including any negligence, wrongful act or actionable misconduct, of any other member, manager, officer, agent or employee of the limited liability company.

No member, manager or officer of the limited liability company shall be liable, responsible or accountable in damages or otherwise to the limited liability company or the members thereof for any action taken or failure to act on behalf of the limited liability company unless the act or omission constitutes wanton or reckless misconduct.

The limited liability company shall indemnify any member, officer and/or manager for any judgments, settlements, penalties, fines or expenses incurred in a proceeding to which a person is a party because the person is or was a member of the limited liability company.

Date: 04/12/06	BY:	/s/ Henry Hinkle
HENRY HINKLE

2

Consent of Initial Agent for Service of Process

I, Henry Hinkle, 395 North Middletown Road, Paris, Kentucky 40361, hereby agree and consent to serve as registered office and agent for service of process of Glass Paving and Stone, LLC.

Date: 04/12/06	/s/ Henry Hinkle
HENRY HINKLE

This Instrument Prepared By:

ENGLISH, LUCAS, PRIEST & OWSLEY, LLP

Attorneys at Law

11-01 College Street

P.O. Box 770

Bowling Green, KY 42102-0770

Phone: (270) 781-6500

By:	/s/ Brett A. Reynolds
BRETT A. REYNOLDS

3

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF ORGANIZATION

OF

GLASS PAVING AND STONE, LLC

GLASS PAVING AND STONE, LLC, a Kentucky limited liability company (the “Company”), sets forth the following Articles of Amendment to its Articles of Organization:

Article I. The name of the Company is: Glass Paving and Stone, LLC.

Article II. Article I of the Company’s Articles of Organization is hereby amended to read in its entirety as follows:

ARTICLE I

NAME

The name of the Company is: Glass Aggregates, LLC.

Article III. The foregoing amendment was duly adopted by the Company’s managers and members in accordance with Chapter 275 of the Kentucky Revised Statutes.

Dated: July 26, 2010.

GLASS PAVING AND STONE, LLC

By:	/s/ Thomas Hinkle
Thomas Hinkle, a Manager

COMMONWEALTH OF KENTUCKY

TREY GRAYSON, SECRETARY OF STATE

Division of Corporations Business Filings PO Box 718 Frankfort, KY 40602 (502) 564-3490 www.sos.ky.gov	Certificate of Assumed Name (Domestic or Foreign Business Entity)	ASN

Pursuant to the provisions of KRS 365, the undersigned applies to assume a name and, for that purpose, submits the following statement:

1.	The assumed name is:

Glass Sand and Gravel

2.	The name of the business entity (and in the case of general partnership, the partners) that is/are adopting the assumed name:

Glass Paving and Stone, LLC

Name must be identical to the name on record with the Secretary of State.)

3.	The “real name” is (you must check one):

☐ a Domestic General Partnership	☐ a Foreign General Partnership

☐ a Domestic Limited Liability Partnership	☐ a Foreign Limited Liability Partnership

☐ a Domestic Limited Partnership	☐ a Foreign Limited Partnership

☐ a Domestic Business Trust	☐ a Foreign Business Trust

☐ a Domestic Corporation	☐ a Foreign Corporation

☒ a Domestic Limited Liability Company	☐ a Foreign Limited Liability Company

4.	The business Is organized and existing in the state or country of Kentucky

5.	This application will be effective upon filing, unless a delayed effective date and/or time is provided. The effective date or the delayed effective cannot be prior to the date the application Is filed. The date and/or time is _____________________________

(Delayed effective data

and /or time

6.	The Mailing address is:

	2870 Jackson Highway	Glasgow	KY	42141

	Street Address or Post Office Box Numbers	City	State	Zip

I declare under penalty of perjury under the laws of Kentucky that the forgoing is true and correct.

/s/ Henry Hinkle	Henry Hinkle	Chairman	11/20/09
Authorize Party Signature	Printed name	Title	Date

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF ORGANIZATION

OF

GLASS PAVING AND STONE, LLC

GLASS PAVING AND STONE, LLC, a Kentucky limited liability company (the “Company”), sets forth the following Articles of Amendment to its Articles of Organization:

Article I. The name of the Company is: Glass Paving and Stone, LLC.

Article II. Article I of the Company’s Articles of Organization is hereby amended to read in its entirety as follows:

ARTICLE I

NAME

The name of the Company is: Glass Aggregates, LLC.

Article III. The foregoing amendment was duly adopted by the Company’s managers and members in accordance with Chapter 275 of the Kentucky Revised Statutes.

Dated: July 26, 2010.

GLASS PAVING AND STONE, LLC

By:	/s/ Thomas Hinkle
Thomas Hinkle, a Manager